UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 6, 2006

Date of Report

Date of earliest event reported

INFOSPACE, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	0-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 108th Avenue N.E., Suite 1200

Bellevue, Washington 98004

(Address of Principal Executive Offices)

425-201-6100

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

As part of its ongoing efforts to improve operating efficiencies, on August 23, 2006, InfoSpace, Inc. committed to closing its Hamburg, Germany facility and eliminating its current staffing, approximately 40 positions, mostly during the third and fourth quarters of 2006. On September 6, 2006, InfoSpace notified such employees that their positions would be eliminated.

InfoSpace expects to record a charge, estimated at approximately $900,000 related to these actions, in the third quarter of 2006. The Company estimates that approximately $350,000 of this charge relates to cash expenditures for severance of terminated employees, and approximately $550,000 relates to non-cash asset impairment charges related to leasehold improvements, furniture and equipment and other assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2006

INFOSPACE, INC.

By:	/s/ John M. Hall
John M. Hall
Senior Vice President, General Counsel and Secretary